SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2008

ASCEND ACQUISITION CORP.
(Exact name of registrant as specified in its Charter)

Delaware	000-51840	20-3881465
(State or other	(Commission File	(IRS Employer
jurisdiction of Incorporation)	Number)	Identification Number)

435 Devon Park Drive, Bldg. 400, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number,
including area code: (610) 519-1336

______________________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Ascend Acquisition Corp. (the “Company”) today announced that it will be holding a special meeting of stockholders on Thursday, September 4, 2008 at the offices of the law firm of Gillis, Paris & Heinrich, located at 8 Greenway Plaza, Suite 818, Houston, Texas at 9:00 A.M. Central daylight time.  At the meeting, the Company’s stockholders will consider three proposals to amend the Company’s certificate of incorporation that would (a) permit the continuance of the Company despite the distribution of all amounts in the trust fund established in connection with the Company's initial public offering, (b) significantly increase the authorized shares of the Company's common stock, and (c) effect a one-for-ten reverse stock split of the Company's common stock.  The Company’s Board of Directors has set July 7, 2008 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the special meeting.  The Company expects that proxy materials pertaining to the special meeting will be mailed in the very near future.

This information is not "filed" pursuant to the Securities Exchange Act and is not incorporated by reference into any Securities Act registration statements.  Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.  Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCEND ACQUISITION CORP.
(Registrant)

Date: August 6, 2008	By: /s/ Don K. Rice
Don K. Rice,
Chief Executive Officer